Exhibit 99.1

Genesee & Wyoming Reports Results for the First Quarter of 2014

DARIEN, Conn.--(BUSINESS WIRE)--May 1, 2014--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

First Quarter Highlights

  Severe winter weather in North America resulted in significant disruptions to several G&W operating regions, reducing diluted earnings per share (EPS) in the first quarter of 2014 by an estimated $0.23 to $0.26 from a combination of lower revenues and higher operating costs.
    Estimated revenue reduction due to weather was approximately $15 million to $20 million, primarily driven by temporary line closures, congestion in the North American rail network which impeded interchange with connecting carriers, and reduced supply of available freight cars. Lost profit margin from the lower revenues reduced diluted EPS by approximately $0.10 to $0.13.
    Estimated higher operating costs due to weather were approximately $12 million, primarily due to increased overtime, higher diesel fuel consumption, higher car hire and extensive snow removal. The increased winter expenses reduced diluted EPS by approximately $0.13.
  Including the negative impact of the winter weather noted above, G&W’s financial results for the first quarter of 2014, as reported and as adjusted for certain significant items described under Financial Results, were as follows:
    Adjusted diluted EPS were $0.70, a 12.5% decrease in adjusted diluted EPS; Reported diluted EPS were $0.70. (1)
    Total operating revenues increased 0.4% to $376.3 million.
    Adjusted income from operations decreased 13.8% to $75.2 million; Reported income from operations decreased 1.7% to $74.9 million. (1)
    Adjusted operating ratio increased 3.3 percentage points to 80.0%; Reported operating ratio increased 0.4 percentage points to 80.1% (81.4% North American & European Operations; 74.9% Australian Operations). (1)

Jack Hellmann, President and CEO of G&W, commented, “G&W’s financial results for the first quarter of 2014 were significantly impacted by extreme winter weather that disrupted several of our North American operations. Four G&W operating regions, Canada, Midwest, Northeast and Ohio Valley, suffered the most serious weather-related conditions, first from the direct impact of a series of winter storms on the 45 railroads in those geographies and then from congestion at connecting railroads. As a result, rail shipments were reduced and traffic was also diverted to truck. But through all of this, our employees worked tirelessly and safely under extremely harsh winter conditions. The Board of Directors and I are grateful for the efforts of these dedicated men and women over the past several months.”

“With the arrival of spring, we have seen sharp increases in our traffic levels starting in late March. In addition, we expect the Rapid City, Pierre & Eastern Railroad (RCP&E) to commence operations late in the second quarter and remain optimistic about the outlook for this business. However, we do not expect to recover the significant financial shortfall from the first quarter and congestion continues to impact the overall North American rail network. Including the impact of weather and the RCP&E, our revised outlook for growth in pre-tax income in 2014 is now approximately 15%, with expected growth in pre-tax income of more than 20% over the next nine months.”

“Meanwhile, with our integration planning well advanced on the RCP&E, we are actively evaluating new acquisition and investment opportunities worldwide.”

Financial Results

G&W reported net income in the first quarter of 2014 of $39.6 million, compared with net income of $82.7 million in the first quarter of 2013. Excluding the net impact of certain significant items discussed below, G&W’s adjusted net income in the first quarter of 2014 was $39.8 million, compared with adjusted net income of $44.9 million in the first quarter of 2013. (1)

G&W’s reported diluted EPS and adjusted diluted EPS in the first quarter of 2014 were $0.70 with 56.9 million weighted average shares outstanding, compared with diluted EPS of $1.46 and adjusted diluted EPS of $0.80 in the first quarter of 2013 with 56.5 million weighted average shares outstanding. (1) The net depreciation of foreign currencies relative to the U.S. dollar reduced first quarter 2014 diluted EPS by approximately $0.05, compared with the first quarter of 2013.

G&W’s effective income tax rate was 36.6% in the first quarter of 2014. The higher income tax rate in the first quarter of 2014, compared with the first quarter of 2013, was driven primarily by the expiration of the United States short line tax credit on December 31, 2013.

In the first quarter of 2014 and 2013, G&W’s results included certain significant items that are set forth in the following table (in millions, except per share amounts).

	Income/(Loss) Before Taxes Impact	After-Tax Net Income/(Loss) Impact	Diluted Earnings/(Loss) Per Common Share Impact
Three Months Ended March 31, 2014
Business development and related costs	$(1.2)	$(0.7)	$(0.01)
Net gain on sale of assets	$0.8	$0.5	$0.01

Three Months Ended March 31, 2013
Retroactive 2012 short line tax credit	$—	$41.0	$0.72
2013 short line tax credit	$—	$4.0	$0.07
RailAmerica integration costs	$(12.8)	$(8.0)	$(0.14)
Refinancing and debt prepayment related expenses	$(0.6)	$(0.4)	$(0.01)
Net gain on sale of assets	$1.7	$1.3	$0.02

Explanation of Significant Items

In the first quarter of 2014, G&W’s results included business development and related costs of $1.2 million, including RCP&E related integration costs, and net gain on sale of assets of $0.8 million.

On January 2, 2013, the United States short line tax credit (which had previously expired on December 31, 2011) was extended for fiscal years 2012 and 2013. In the first quarter of 2013, G&W recorded a tax benefit of $45.0 million associated with the short line tax credit. The total tax credit impact during the first quarter of 2013 included $41.0 million for the retroactive fiscal year 2012 tax benefit and $4.0 million associated with the first quarter of 2013.

Also in the first quarter of 2013, G&W incurred $12.8 million of RailAmerica integration costs and $0.6 million of debt refinancing and prepayment-related expenses. In the first quarter of 2013, net gain on sale of assets was $1.7 million.

Quarterly Results

In the first quarter of 2014, although lower than expected due to the impact of extreme winter weather, G&W’s total operating revenues increased $1.3 million, or 0.4%, to $376.3 million, compared with $375.0 million in the first quarter of 2013. Excluding a $13.0 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar, G&W’s operating revenues increased $14.3 million, or 3.8%.

G&W’s freight revenues in the first quarter of 2014 were $287.7 million, compared with $281.1 million in the first quarter of 2013. Excluding a $10.1 million decrease from the impact of foreign currency depreciation, G&W’s freight revenues increased by $16.8 million, or 6.0%.

G&W’s non-freight revenues in the first quarter of 2014 were $88.5 million, compared with $93.8 million in the first quarter of 2013. Excluding a $2.9 million decrease from the net impact of foreign currency depreciation, G&W’s non-freight revenues decreased by $2.4 million, or 2.6%.

G&W’s traffic in the first quarter of 2014 increased 17,075 carloads, or 3.8%, to 467,379 carloads. The traffic increase was principally due to increases of 10,743 carloads of coal and coke traffic (primarily in the Midwest and Ohio Valley regions), 4,062 carloads of metallic ores traffic (primarily in the Australia Region) and 1,939 carloads of traffic from G&W’s Other commodity group (primarily due to overhead Class I shipments). All remaining traffic increased by a net 331 carloads.

G&W’s income from operations in the first quarter of 2014 was $74.9 million, which was lower than expected due to the impact of extreme winter weather, compared with $76.2 million in the first quarter of 2013. G&W’s operating ratio in the first quarter of 2014 was 80.1%, compared with an operating ratio of 79.7% in the first quarter of 2013. Income from operations in the first quarter of 2014 included business development and related costs of $1.2 million, partially offset by net gain on sale of assets of $0.8 million. Income from operations in the first quarter of 2013 included $12.8 million of RailAmerica integration costs, partially offset by net gain on sale of assets of $1.7 million. Excluding these items, G&W’s adjusted income from operations decreased $12.0 million, or 13.8%, to $75.2 million. G&W’s adjusted operating ratio increased 3.3 basis points to 80.0% in the first quarter of 2014, compared with 76.7% in the first quarter of 2013. (1)

Free Cash Flow (1)

G&W’s free cash flow for the three months ended March 31, 2014 and 2013 was as follows (in millions):

	Three Months Ended
	March 31,
	2014	2013
Net cash provided by operating activities	$71.7	$64.8
Net cash used in investing activities, excluding new business investments	(39.0)	(21.1)
Net cash used for acquisitions	—	5.5
Free cash flow before new business investments	32.6	49.3
New business investments	(17.9)	(12.0)
Free cash flow (1)	$14.7	$37.3

The 2014 period included $27.4 million of net cash payments for 2013 capital projects. The 2013 period included $9.7 million of net cash payments for 2012 capital projects.

RCP&E Financing

G&W expects to amend and expand the size of its senior secured syndicated credit facility from approximately US$2.0 billion to US$2.4 billion in conjunction with financing the $210 million RCP&E cash purchase price for the western end of Canadian Pacific’s Dakota, Minnesota and Eastern rail line. G&W anticipates that the amended credit facility will be comprised of a US$1,520 million dollar term loan, an A$220 million term loan and a US$625 million revolving credit facility, of which approximately US$600 million would be undrawn at closing. In addition, G&W plans to extend the maturity of the amended credit facility from October 1, 2017 to May 31, 2019. As of March 31, 2014, pro forma for the debt financing associated with the $210 million cash purchase price for the expected RCP&E transaction, G&W’s total debt to capitalization would be approximately 45%.

Conference Call and Webcast Details

As previously announced, G&W’s conference call to discuss financial results for the first quarter of 2014 will be held on Thursday, May 1, 2014, at 11:00 am EDT. The dial-in number for the teleconference in the U.S. is (800) 553-5260; outside the U.S. is (612) 288-0340, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors, by selecting “First Quarter Earnings Conference Call Webcast.” Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors, until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1:00 p.m. EDT on May 1, 2014 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 309988.

About G&W

G&W owns and operates short line and regional freight railroads in the United States, Australia, Canada, the Netherlands and Belgium. In addition, G&W operates the 1,400-mile Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 111 railroads organized in 11 regions, with nearly 15,000 miles of owned and leased track, 4,600 employees and over 2,000 customers. We provide rail service at 37 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments or other substantial disruption of operations; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); customer demand and changes in our operations, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; exposure to the credit risk of customers and counterparties; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2013 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.

Adjusted net income, adjusted diluted earnings per common share, adjusted income from operations, adjusted operating ratio and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2014	2013
OPERATING REVENUES	$376,279	$374,950
OPERATING EXPENSES	301,404	298,750
INCOME FROM OPERATIONS	74,875	76,200
INTEREST INCOME	1,034	1,043
INTEREST EXPENSE	(13,641)	(20,120)
OTHER INCOME, NET	266	673
INCOME BEFORE INCOME TAXES	62,534	57,796
(PROVISION FOR)/BENEFIT FROM INCOME TAXES	(22,900)	24,932
NET INCOME	39,634	82,728
LESS:NET (LOSS)/INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(370)	165
LESS:SERIES A-1 PREFERRED STOCK DIVIDEND	—	2,139
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$40,004	$80,424
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS	$0.73	$1.57
WEIGHTED AVERAGE SHARES - BASIC	54,841	51,332
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS	$0.70	$1.46
WEIGHTED AVERAGE SHARES - DILUTED	56,905	56,496

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2014 AND DECEMBER 31, 2013
(in thousands)
(unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,187	$62,876
Accounts receivable, net	326,160	325,453
Materials and supplies	31,788	31,295
Prepaid expenses and other	48,896	52,584
Deferred income tax assets, net	75,610	76,122
Total current assets	514,641	548,330
PROPERTY AND EQUIPMENT, net	3,462,074	3,440,744
GOODWILL	629,545	630,462
INTANGIBLE ASSETS, net	606,615	613,933
DEFERRED INCOME TAX ASSETS, net	3,117	2,405
OTHER ASSETS, net	70,620	83,947
Total assets	$5,286,612	$5,319,821
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$94,837	$84,366
Accounts payable	205,603	242,010
Accrued expenses	125,502	130,132
Total current liabilities	425,942	456,508
LONG-TERM DEBT, less current portion	1,484,722	1,540,346
DEFERRED INCOME TAX LIABILITIES, net	872,706	863,051
DEFERRED ITEMS - grants from outside parties	266,590	267,098
OTHER LONG-TERM LIABILITIES	42,921	43,748
TOTAL EQUITY	2,193,731	2,149,070
Total liabilities and equity	$5,286,612	$5,319,821

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(in thousands)
(unaudited)
	Three Months Ended
	March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,634	$82,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,641	34,223
Compensation cost related to equity awards	3,314	7,525
Excess tax benefits from share-based compensation	(3,580)	(4,314)
Deferred income taxes	16,118	(33,866)
Net gain on sale of assets	(838)	(1,707)
Insurance proceeds received	—	9,315
Changes in assets and liabilities which (used) provided cash, net of effect of acquisitions:
Accounts receivable, net	(8,559)	(8,766)
Materials and supplies	131	(3,404)
Prepaid expenses and other	2,181	(2,215)
Accounts payable and accrued expenses	(15,582)	(15,328)
Other assets and liabilities, net	1,200	628
Net cash provided by operating activities	71,660	64,819
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(71,618)	(37,908)
Grant proceeds from outside parties	12,800	2,848
Insurance proceeds for the replacement of assets	300	—
Proceeds from disposition of property and equipment	1,555	2,011
Net cash used in investing activities	(56,963)	(33,049)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(96,287)	(139,475)
Proceeds from issuance of long-term debt	46,546	73,362
Debt amendment costs	—	(1,543)
Dividends paid on Series A-1 Preferred Stock	—	(2,139)
Proceeds from employee stock purchases	4,647	5,903
Excess tax benefits from share-based compensation	3,580	4,314
Treasury stock acquisitions	(3,374)	(7,237)
Net cash used in financing activities	(44,888)	(66,815)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(498)	(391)
DECREASE IN CASH AND CASH EQUIVALENTS	(30,689)	(35,436)
CASH AND CASH EQUIVALENTS, beginning of period	62,876	64,772
CASH AND CASH EQUIVALENTS, end of period	$32,187	$29,336

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2014		2013
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$287,734	76.5%	$281,104	75.0%
Non-freight	88,545	23.5%	93,846	25.0%
Total revenues	$376,279	100.0%	$374,950	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$116,751	30.9%	$109,306	29.2%
Equipment rents	19,060	5.1%	18,708	5.0%
Purchased services	27,907	7.4%	28,996	7.7%
Depreciation and amortization	37,641	10.0%	34,223	9.1%
Diesel fuel used in operations	41,935	11.1%	39,185	10.5%
Casualties and insurance	9,633	2.6%	7,951	2.1%
Materials	16,119	4.3%	19,329	5.2%
Trackage rights	12,266	3.3%	10,857	2.9%
Net gain on sale of assets	(838)	(0.2)%	(1,707)	(0.5)%
Other expenses	20,930	5.6%	19,135	5.1%
RailAmerica integration costs	—	—%	12,767	3.4%
Total operating expenses	$301,404	80.1%	$298,750	79.7%

Functional Classification
Transportation	$119,035	31.6%	$110,326	29.4%
Maintenance of ways and structures	41,408	11.0%	38,316	10.2%
Maintenance of equipment	43,422	11.5%	40,263	10.8%
General and administrative	56,468	15.1%	56,760	15.2%
Construction costs	4,268	1.1%	7,802	2.1%
RailAmerica integration costs	—	—%	12,767	3.4%
Net gain on sale of assets	(838)	(0.2)%	(1,707)	(0.5)%
Depreciation and amortization	37,641	10.0%	34,223	9.1%
Total operating expenses	$301,404	80.1%	$298,750	79.7%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended March 31, 2014	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$228,987	76.3%	$58,747	77.0%	$287,734	76.5%
Non-freight	71,000	23.7%	17,545	23.0%	88,545	23.5%
Total revenues	299,987	100.0%	76,292	100.0%	376,279	100.0%
Operating expenses:
Labor and benefits	100,542	33.5%	16,209	21.3%	116,751	30.9%
Equipment rents	16,772	5.6%	2,288	3.0%	19,060	5.1%
Purchased services	15,725	5.1%	12,182	16.0%	27,907	7.4%
Depreciation and amortization	30,579	10.2%	7,062	9.3%	37,641	10.0%
Diesel fuel used in operations	34,734	11.6%	7,201	9.4%	41,935	11.1%
Casualties and insurance	7,132	2.4%	2,501	3.3%	9,633	2.6%
Materials	15,511	5.1%	608	0.8%	16,119	4.3%
Trackage rights	6,757	2.3%	5,509	7.2%	12,266	3.3%
Net gain on sale of assets	(720)	(0.2)%	(118)	(0.2)%	(838)	(0.2)%
Other expenses	17,265	5.8%	3,665	4.8%	20,930	5.6%
RailAmerica integration costs	—	—%	—	—%	—	—%
Total operating expenses	244,297	81.4%	57,107	74.9%	301,404	80.1%
Income from operations	$55,690		$19,185		$74,875
Carloads	409,537		57,842		467,379
Net expenditures for additions to property & equipment	$53,985		$4,833		$58,818

Three Months Ended March 31, 2013	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$220,846	73.8%	$60,258	79.4%	$281,104	75.0%
Non-freight	78,249	26.2%	15,597	20.6%	93,846	25.0%
Total revenues	299,095	100.0%	75,855	100.0%	374,950	100.0%
Operating expenses:
Labor and benefits	92,697	30.9%	16,609	21.9%	109,306	29.2%
Equipment rents	16,093	5.4%	2,615	3.4%	18,708	5.0%
Purchased services	16,706	5.6%	12,290	16.3%	28,996	7.7%
Depreciation and amortization	27,411	9.2%	6,812	9.0%	34,223	9.1%
Diesel fuel used in operations	31,608	10.6%	7,577	10.0%	39,185	10.5%
Casualties and insurance	5,801	1.9%	2,150	2.8%	7,951	2.1%
Materials	18,769	6.3%	560	0.7%	19,329	5.2%
Trackage rights	6,718	2.2%	4,139	5.5%	10,857	2.9%
Net gain on sale of assets	(1,707)	(0.6)%	—	—%	(1,707)	(0.5)%
Other expenses	17,438	5.9%	1,697	2.2%	19,135	5.1%
RailAmerica integration costs	12,767	4.3%	—	—%	12,767	3.4%
Total operating expenses	244,301	81.7%	54,449	71.8%	298,750	79.7%
Income from operations	$54,794		$21,406		$76,200
Carloads	394,971		55,333		450,304
Net expenditures for additions to property & equipment	$16,218		$18,842		$35,060

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended March 31, 2014	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$25,902	48,055	$539	$9,765	16,979	$575	$35,667	65,034	$548
Chemicals & Plastics	32,749	40,272	813	—	—	—	32,749	40,272	813
Coal & Coke	31,250	86,303	362	—	—	—	31,250	86,303	362
Metallic Ores *	4,494	5,579	806	25,179	13,295	1,894	29,673	18,874	1,572
Metals	29,582	41,329	716	—	—	—	29,582	41,329	716
Pulp & Paper	27,662	42,211	655	—	—	—	27,662	42,211	655
Minerals & Stone	19,520	36,240	539	2,140	12,797	167	21,660	49,037	442
Intermodal **	102	879	116	21,371	14,712	1,453	21,473	15,591	1,377
Lumber & Forest Products	19,179	32,547	589	—	—	—	19,179	32,547	589
Petroleum Products	16,294	27,776	587	292	59	4,949	16,586	27,835	596
Food or Kindred Products	8,061	13,847	582	—	—	—	8,061	13,847	582
Autos & Auto Parts	5,458	7,736	706	—	—	—	5,458	7,736	706
Waste	4,333	9,446	459	—	—	—	4,333	9,446	459
Other	4,401	17,317	254	—	—	—	4,401	17,317	254
Totals	$228,987	409,537	$559	$58,747	57,842	$1,016	$287,734	467,379	$616

Three Months Ended March 31, 2013	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$23,856	47,769	$499	$11,170	15,672	$713	$35,026	63,441	$552
Chemicals & Plastics	32,080	40,908	784	—	—	—	32,080	40,908	784
Coal & Coke	26,492	75,560	351	—	—	—	26,492	75,560	351
Metallic Ores *	4,038	5,074	796	23,241	9,738	2,387	27,279	14,812	1,842
Metals	29,246	41,623	703	—	—	—	29,246	41,623	703
Pulp & Paper	26,461	40,778	649	—	—	—	26,461	40,778	649
Minerals & Stone	19,228	34,739	553	3,091	15,486	200	22,319	50,225	444
Intermodal **	192	1,801	107	22,253	14,375	1,548	22,445	16,176	1,388
Lumber & Forest Products	19,746	33,625	587	—	—	—	19,746	33,625	587
Petroleum Products	16,661	27,151	614	503	62	8,113	17,164	27,213	631
Food or Kindred Products	7,825	13,594	576	—	—	—	7,825	13,594	576
Autos & Auto Parts	5,854	7,956	736	—	—	—	5,854	7,956	736
Waste	5,015	9,015	556	—	—	—	5,015	9,015	556
Other	4,152	15,378	270	—	—	—	4,152	15,378	270
Totals	$220,846	394,971	$559	$60,258	55,333	$1,089	$281,104	450,304	$624

*	Includes carload and intermodal units
**	Represents intermodal units

Non-GAAP Financial Measures

This earnings release contains references to adjusted net income, adjusted diluted earnings per common share, adjusted income from operations, adjusted operating ratio and free cash flow, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure (in millions, except percentages and per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Three Months Ended March 31, 2014	Net Income	Diluted Shares	Diluted Earnings/(Loss) Per Common Share Impact
As reported	$39.6	56.9	$0.70
Add back certain items, net of tax:
Business development and related costs	0.7		0.01
Net gain on sale of assets	(0.5)		(0.01)
As adjusted	$39.8	56.9	$0.70
Three Months Ended March 31, 2013	Net Income	Diluted Shares	Diluted Earnings/(Loss) Per Common Share Impact
As reported	$82.7	56.5	$1.46
Add back certain items, net of tax:
Retroactive 2012 short line tax credit	(41.0)		(0.72)
2013 short line tax credit	(4.0)		(0.07)
RailAmerica integration costs	8.0		0.14
Refinancing and debt prepayment related expenses	0.4		0.01
Net gain on sale of assets	(1.3)		(0.02)
As adjusted	$44.9	56.5	$0.80

Adjusted Income from Operations and Adjusted Operating Ratio

	Three Months Ended
	March 31,
	2014	2013
Operating revenues	$376.3	$375.0
Operating expenses	301.4	298.8
Income from operations (a)	$74.9	$76.2
Operating ratio (b)	80.1%	79.7%

Operating expenses	$301.4	$298.8
Business development and related costs	(1.2)	—
RailAmerica integration costs	—	(12.8)
Net gain on sale of assets	0.8	1.7
Adjusted operating expenses	$301.1	$287.7

Adjusted income from operations	$75.2	$87.3
Adjusted operating ratio	80.0%	76.7%

(a)	Income from operations is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Free Cash Flow

	Three Months Ended
	March 31,
	2014	2013
Net cash provided by operating activities	$71.7	$64.8
Net cash used in investing activities	(57.0)	(33.0)
Net cash used for acquisitions (a)	—	5.5
Free cash flow	$14.7	$37.3

(a)	The 2013 period included $5.5 million in cash paid for incremental expenses related to the integration of RailAmerica.

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com